Exhibit (a)(1)(c)

NOTICE OF GUARANTEED DELIVERY

SUPERVALU INC.

Offer to Purchase

Any and All Outstanding

7.25% Hybrid Income Term Security Units (HITS™)

In the Form of Corporate Units (CUSIP 013104 20 3)

of

New Albertson’s, Inc.

for $25.22 in Cash per Corporate Unit

Pursuant to the Offer to Purchase dated October 23, 2006

THE OFFER TO PURCHASE (THE “OFFER”) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 20, 2006 (THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED. YOU MAY WITHDRAW CORPORATE UNITS THAT YOU TENDER AT ANY TIME BEFORE THE EXPIRATION DATE. IN ADDITION, YOU MAY WITHDRAW ANY TENDERED CORPORATE UNITS AFTER DECEMBER 19, 2006, IF SUPERVALU INC. HAS NOT ACCEPTED THEM FOR PURCHASE.

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”), or a form substantially equivalent hereto, must be used by a holder to accept the Offer of SUPERVALU INC., a Delaware corporation (“SUPERVALU”), and to tender 7.25% Hybrid Income Term Security Units in the form of Corporate Units (each, a “Corporate Unit” and collectively, the “Corporate Units”) of New Albertson’s, Inc., a Delaware corporation and a wholly owned subsidiary of SUPERVALU (“New Albertson’s”), to the Tender Agent pursuant to the guaranteed delivery procedures described in the Offer to Purchase, dated October 23, 2006 (the “Offer to Purchase”), in the section entitled “The Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery,” and in the related Letter of Transmittal (the “Letter of Transmittal”). Any holder who wishes to tender Corporate Units pursuant to such guaranteed delivery procedures must ensure that the Tender Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase and the Letter of Transmittal.

Delivery to:

U.S. Bank Trust National Association

Tender Agent

By Registered or Certified Mail:	By Hand:	By Courier:

U.S. Bank West Side Flats Operations Center EP MN-WS 2N 60 Livingston Ave. St Paul, MN 55107 Attention: Specialized Finance	U.S. Bank West Side Flats Operations Center 60 Livingston Ave. Bond Drop Window St Paul, MN 55107 Attention: Specialized Finance	U.S. Bank West Side Flats Operations Center 60 Livingston Ave. Bond Drop Window St Paul, MN 55107 Attention: Specialized Finance

By Facsimile:

Attention: Specialized Finance

(651) 495-8158

Confirm by Telephone:

(800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via facsimile, other than as set forth above, will not constitute a valid delivery. Please do not deliver this Notice of Guaranteed Delivery to anyone other than the Tender Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Guarantee included herein must be completed.

“HITS” is a trademark of Banc of America Securities LLC.

Ladies and Gentlemen:

The undersigned hereby tenders to SUPERVALU, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which the undersigned hereby acknowledges, the number of Corporate Units set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase and in the Letter of Transmittal.

The undersigned hereby tenders the Corporate Units listed below:

(1) Title of Securities	(2) Certificate Number(s) (if known) of Corporate Units or Account Number at the Book-Entry Transfer Facility	(3) Number of Corporate Units Held	(4) Number of Corporate Units Tendered*
New Albertson’s Corporate Units

*	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Corporate Units indicated in column (3) above.

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated:

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Corporate Units or on a security position listing as the owner of Corporate Units, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(not to be used for signature guarantees)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Tender Agent of the Letter of Transmittal (or facsimile thereof), together with the Corporate Units tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Corporate Units into the Tender Agent’s account at DTC (as described in the Offer to Purchase in the section entitled “The Offer—Procedures for Tendering Corporate Units—Guaranteed Delivery” and in the Letter of Transmittal) and any other required documents, all by Midnight, New York City time, within three New York Stock Exchange trading days following the Expiration Date.

(Please Type or Print)

(Firm Name)	(Authorized Signature)

(Print or Type Name of Signatory)

(Firm Address)	(Title)

(Area Code and Telephone Number and Fax Number)	(Date)

Do not send Corporate Units with this form. Actual surrender of Corporate Units must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.    Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Tender Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Tender Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2.    Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Corporate Units referred to herein, the signature must correspond with the name(s) written on the face of the Corporate Units without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Corporate Units, the signature must correspond with the name shown on the security position listing as the owner of the Corporate Units.

If this Notice of Guranteed Delivery is signed by a person other than the registered holder(s) of any Corporate Units listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Corporate Units or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to SUPERVALU of such person’s authority to so act.

3.    Questions or Additional Copies. Questions regarding procedures for tendering Corporate Units or requests for additional copies of the Offer to Purchase may be directed to the Information Agent, Innisfree M&A Incorporated, toll free at (877) 800-5186. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Offer. Any questions regarding the terms of the Offer should be directed to SUPERVALU at the address or telephone number set forth in the Offer to Purchase.

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